UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2012

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Location Based Technology, Inc. has adjourned its annual shareholder meeting scheduled for August 16, 2012 due to lack of quorum and a new meeting date is scheduled for September 12, 2012 at 1PM (PDT). Approximately 45% of the outstanding shares were voted, leaving the Company approximately 5% short of the number of votes needed to constitute a quorum.

Only ½ of 1% of shareholders whose shares are held by financial institutions have voted; this group represents approximately 50% of the outstanding shares. We have reason to believe that this large block of shareholders may not have received proxy ballots and we are looking into this matter to determine what occurred.  The Company will do its best to ensure there is a quorum for the September 12, 2012 meeting.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
99.1	NA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: August 20, 2012	By:	/s/ David Morse
David Morse
Chief Executive Officer